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                                                                     Exhibit 5.1

                                  April 8, 1996


                                                                      10034-0086




ALZA Corporation
950 Page Mill Road
Palo Alto, California  94303-0802

                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

          We have acted as counsel to ALZA Corporation, a Delaware corporation ("ALZA"), in connection with the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about April 8, 1996 (the "Registration Statement"), relating to $460,000,000 principal amount of Convertible Subordinated Debentures Due 2006 (the "Debentures"), including the shares of Common Stock issuable upon conversion thereof (the "Shares") at the initial Conversion Price defined in the form of Indenture included as Exhibit
4.2 to the Registration Statement (the "Indenture"), all as disclosed in the Registration Statement.

                                       I.

          We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

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ALZA Corporation
April 8, 1996                                                             Page 2



               (a) The Certificate of Incorporation of ALZA, certified by the Secretary of State of the State of Delaware as of April 3, 1996 and certified to us by an officer of ALZA as being complete and in full force and effect as of the date of this opinion;

               (b) The Bylaws of ALZA certified to us by an officer of ALZA as being complete and in full force and effect as of the date of this opinion;

               (c) Certifications by officers of ALZA (i) as to all of the proceedings and actions of the Board of Directors of ALZA relating to the Debentures and the Shares, and (ii) as to certain other factual matters;

               (d)  The Registration Statement;

               (e)  The Indenture; and

               (f) Certification by an officer of The First National Bank of Boston, transfer agent for ALZA's Common Stock, as to ceratin factual matters.

          We have assumed that the number of Shares issuable upon exercise of the Debentures at the initial Conversion Price is less than 196,676,527, the number of shares of Common Stock of ALZA, currently authorized but not outstanding or otherwise reserved for issuance and that this number of shares of Common Stock will be available for issuance at the time of conversion.

          This opinion is limited to the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

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ALZA Corporation
April 8, 1996                                                             Page 3



          Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming (i) that the full consideration for each Debenture and each Share as stated in the Indenture and the Registration Statement is paid, and (ii) that all applicable securities laws are complied with, it is our opinion that, when issued and sold by ALZA, the Debentures and the Shares will be legally issued, fully paid and nonassessable.

          This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ HELLER EHRMAN WHITE & McAULIFFE